UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 30, 2008

PAY88, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-51793	20-3136572
(Commission File Number)	(IRS Employer Identification No.)

1053 North Barnstead Road
Barnstead, NH 03225

(Address of Principal Executive Offices, Zip Code)

(603) 776-6044

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

          On December 30, 2008, Pay88, Inc., a Nevada corporation (the “Company” or “we”), entered into an amendment agreement (the “Amendment”) with the holders of its secured convertible promissory notes and warrants changing the conversion price of the notes and the exercise price of the warrants. As of December 31, 2008, the Company owed an aggregate of $1,770,750.00, representing principal and all accrued interest thereon. The notes bear interest at the rate of prime plus 4% per annum, and are payable in either cash or, absent any event of default, in shares of our common stock. All accrued but unpaid interest and any other amounts pursuant to the secured convertible promissory notes are due and payable on March 12, 2009 (or earlier upon acceleration following an event of default).

          All of the principal and accrued interest on the secured convertible promissory notes is convertible into shares of our common stock at the election of the investors at any time. The Amendment changes the original conversion price of $1.00 per share (subject to adjustment for certain issuances and transactions) to the lessor of (i) the closing bid price of our stock on the day prior to conversion date or (ii) $0.80, subject to further reduction as described in the original note. All the other terms of the notes remain unchanged in full force and effect.

          The Class A warrants and Class B warrants that, in the aggregate, are exercisable at any time until September 12, 2012 to purchase 2,310,000 shares of our common stock, were initially issued at an exercise price of $0.81 and $1.13, respectively. These warrants also include a cashless exercise provision as well as “full ratchet” anti-dilution provisions with respect to certain securities issuances. The Amendment changed the exercise price of both the Class A and Class B warrants to $0.75, subject to further reduction as described in the original warrant agreements. All the other terms of the warrants remain unchanged and in full force and effect.

          The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment which is attached hereto as Exhibit 10.15.

Item 9.01    Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description

Exhibit No.	Description

10.15	Amendment Agreement dated December 30, 2008 among Pay88, Inc., Alpha Capital Anstalt, Whalehaven Capital Fund Limited and Osher Capital Partners LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAY88, INC.

By:	/s/ Guo Fan

Name:	Guo Fan
Title:	President and Chief Executive Officer

Date: January 8, 2009

AMENDMENT AGREEMENT

          This Amendment Agreement (“Amendment”) is dated December 30, 2008 among Pay88, Inc., a Nevada corporation (the “Company”), Alpha Capital Anstalt, Whalehaven Capital Fund Limited and Osher Capital Partners LLC (each a “Subscriber”, and collectively, “Subscribers”).

          WHEREAS, the Company and Subscribers are parties to subscription agreements dated September 18, 2007 and October 31, 2007 (“Subscription Agreements”), relating to an aggregate investment of $1,500,000 by Subscribers in Convertible Notes convertible into shares of the Company’s $.001 par value Common Stock (“Notes”) and Class A and Class B Common Stock Purchase Warrants (“Warrants”); and

          WHEREAS, the Company and Subscribers desire to further amend a term of the Transaction Documents.

          NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscribers hereby agree as follows:

          1.          All the capitalized terms employed herein shall have the meanings attributed to them in the Transaction Documents.

          2.          The Fixed Conversion Price as defined in Section 3.1 of the Note is equal to the lessor of (i) the closing bid price of the Company’s Common Stock on the day preceding a Conversion Date, or (ii) $0.80, subject to further reduction as described in the Transaction Documents.

          3.          The Purchase Price as defined in the Class A and B Warrants is $0.75, subject to further reduction as described in the Transaction Documents.

          4.          All other terms and conditions of the Transaction Documents shall remain unamended and in full force and effect.

PAY88, INC.
By: /s/	Guo Fan

CEO

“SUBSCRIBERS”

/s/ Konrad Ackerman	/s/ Eric Weisblum

ALPHA CAPITAL ANSTALT	WHALEHAVEN CAPITAL FUND LIMITED

/s/ Yisroel Kluger

OSHER CAPITAL PARTNERS LLC